EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 26, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Frozen Food Express Industries, Inc. on Form 10-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Frozen Food Express Industries, Inc. on Forms S-8 (File No. 033-48494, effective June 9, 1992; File No. 033-59465, effective June 7, 1995; File No. 033-59461, effective June 7, 1995; File No. 333-21831, effective February 14, 1997; File No. 333-38133, effective October 17, 1997; File No. 333-52701, effective May 14, 1998; File No. 333-87915, effective September 28, 1999; File No. 333-87913, effective September 28, 1999; File No. 333-56204, effective February 26, 2001; File No. 333-56248, effective February 27, 2001; File No. 333-106696, effective July 1, 2003; File No. 333-120568, effective November 17, 2004; File No. 333-128125, effective September 6, 2005; File No. 333-144232, effective June 29, 2007; File No. 333-155399, effective November 17, 2008; and File No. 333-162389, effective October 8, 2009).

/s/ Grant Thornton LLP
Dallas, Texas
February 26, 2010